UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

Next Bridge Hydrocarbons, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

333-266143	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

6300 Ridglea Place, Suite 950 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 438-1937
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class N/A	Trading Symbol(s) N/A	Name of each exchange on which registered. N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Mr. Clifton DuBose, Jr. and Mr. Luke Hawkins

On January 15, 2024, Clifton DuBose, Jr. provided to Next Bridge Hydrocarbons, Inc. (the “Company”) a notice of his resignation from the Board of Directors (the “Board”) and as Chief Executive Officer and President of the Company and all positions held at each of its subsidiaries. In addition, Luke Hawkins provided to the Company a notice of his resignation as Chief Financial Officer of the Company and all positions held at each of its subsidiaries, each effective as of January 15, 2024. Each of Messrs. DuBose’s and Hawkins’ decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Mr. Gregory McCabe, Mr. Edward Pocock III and Mr. Roger Wurtele

On January 19, 2024, the Board announced that it has appointed Gregory McCabe, the current Chairman of the Board, as Chief Executive Officer of the Company, effective as of January 15, 2024. Mr. McCabe will serve as the Company’s principal executive officer and will continue to serve on the Board. The Board also announced the appointment of Edward Pocock III as a director to serve on the Board until the next annual meeting and the appointment of Roger Wurtele as the Chief Financial Officer of the Company. Mr. Wurtele will serve as the Company’s principal financial and accounting officer. There is no arrangement or understanding between Mr. McCabe, Mr. Pocock and Mr. Wurtele, on the one hand, and any other person, on the other hand, pursuant to which they were selected as a director or officer of the Company, as applicable, and there are no family relationships between any of them and any of the Company’s other directors or executive officers. There are no transactions to which the Company is a party and in which either Mr. Pocock or Mr. Wurtele has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. In connection with his appointment, the Company will enter into an indemnification agreement with Mr. Pocock that is substantially the same as those entered into with other directors of the Company.

Gregory McCabe

Mr. McCabe, age 63, has served as Chair of the Board since June 2023. Mr. McCabe owns and is the President of McCabe Petroleum Corporation (“MPC”). Mr. McCabe has active ownership in several other oil and gas entities including Manix Royalty, Texas Rock Oil, TRO-X, and McCabe Minerals and Royalties. Working with geologist, Rich Masterson, Mr. McCabe was extremely active in the early development of the Wolfbone play in the Delaware Basin portion of the Permian Basin. The experience and knowledge learned in the Wolfbone play helped formulate Mr. McCabe and Mr. Masterson’s theories and concepts regarding the Orogrande Basin. In addition to his work in the Orogrande and Delaware Basins of Texas and New Mexico, Mr. McCabe has explored for oil and gas throughout the U.S., including Louisiana, Utah, Arizona, Montana, and Nebraska. Mr. McCabe has been involved in numerous oil and gas ventures throughout his career and has a vast experience in technical evaluation, operations and acquisitions and divestitures. Mr. McCabe received his Bachelor of Science degree in Geology in 1984 from Sul Ross State University.

Transactions between the Company and Stockholder Gregory McCabe

Mr. McCabe is a significant shareholder and holds 27.8% of the outstanding shares of common stock of the Company as of December 21, 2023.

McCabe Contribution Agreement

The Company, MPC and Mr. McCabe entered into a Contribution Agreement, dated July 25, 2023 (the “Contribution Agreement”), pursuant to which (i) Mr. McCabe agreed to contribute to the Company (i) up to one hundred percent (100%) of the interest currently held by MPC in the drilling project located on over 1,150 acres in Vermillion Parish, Louisiana (the “Bronco Prospect”) and (ii) up to ten percent (10%) back-in working interest option for the Orogrande Project exercisable following the point in time at which the proceeds of all production from all operations conducted on the Orogrande Project (exclusive of royalty, overriding royalty and taxes chargeable to the working interest) equals the actual cost incurred by the Company and its predecessors in drilling, testing, equipping and the cost of operating the wells located on the Orogrande Prospect, inclusive of overhead charges (the “Back-In Interest”), in each case, in proportion to the percentage of shares of common stock of the Company that are directly registered in the name of the beneficial owner on the books and records of the Company’s transfer agent, whether previously registered directly or previously held through a bank, broker or other nominee who instruct such bank, broker or other nominee and transferred to the beneficial owner on the books and records maintained by its transfer agent on or prior to the record date, provided that such shares remain directly registered for the holding period.

Acquisition of Working Interests

In connection with the terms of a Purchase Agreement, dated August 7, 2014, among Hudspeth Oil Corporation, a Texas corporation and wholly owned subsidiary of the Company (“Hudspeth”), MPC and Mr. McCabe and pursuant to a participation agreement, dated September 23, 2014, as amended, Mr. McCabe has, at his option, the Back-In Interest after payout and a reversionary interest if drilling obligations are not met, all under the terms and conditions of a participation and development agreement among Hudspeth, MPC and Mr. McCabe. Mr. McCabe also holds a 4.5% overriding royalty interest in the Orogrande acreage. Such Back-In Interest is subject to the above-referenced Contribution Agreement and may be contributed to the Company as described above.

Under that certain Farmout Agreement, by and among Hudspeth, Pandora Energy LP, Founders Oil & Gas, LLC, MPC and Mr. McCabe dated as of September 23, 2015, as amended, future well capital spending obligations remained the same 50% contribution from Hudspeth and 50% from Wolfbone Investments, LLC, a Texas limited liability company (“Wolfbone”) until such time as the $40.5 million to be spent on the project. With such $40.5 million threshold being met, Wolfbone will bear 25% of the costs of the wells being drilled in the Orogrande acreage going forward provided that Wolfbone elects to participate in drilling such wells.

Additionally, Mr. McCabe owns a controlling interest in Magdalena, an entity that holds a 4.5% overriding royalty interest in the Orogrande acreage. Magdalena’s overriding royalty interest in the Orogrande acreage, which was obtained prior to, and was not a part of any of the transactions with the Company or its subsidiaries.

Torchlight Energy Inc., a subsidiary of the Company, previously acquired from MPC a 66.66% working interest in approximately 12,000 acres in the Midland Basin. As part of that transaction, MPC, Torchlight Energy Inc. and Imperial Exploration, LLC entered into a Participation Agreement effective as of May 1, 2016. MPC and another unrelated working interest owner retained a back-in after payout working interest of 25% in that same acreage, and the interest will be triggered back to MPC upon the proceeds from production equal the costs of developing the project area.

On December 21, 2022, the Company entered into a Merger Agreement, pursuant to which in a series of transactions the Orogrande Properties (as defined in the Merger Agreement) owned by Wolfbone were assigned to Hudspeth (or its designated assignee) in consideration of (1) treating the Orogrande Obligations (as defined in the Merger Agreement) as having been irrevocably satisfied and discharged in full with respect to MPC and (2) an issuance of 56,297,638 shares of the Company’s common stock to Mr. McCabe (such series of transactions collectively, the “Merger”). The Merger was completed in April 2023 in accordance with the Texas Business Organizations Code, whereby Wolfbone became a direct and wholly-owned subsidiary of the Company and the Company acquired Wolfbone’s 22.6249% working interest in the oil and natural gas properties covering approximately 134,000 acres located in the Orogrande Basin in West Texas in Hudspeth County, Texas.

Reimbursement Obligations

In August 2020, the Company’s subsidiaries entered into an Option Agreement with MHP (the “Option Agreement”), pursuant to which MHP is entitled to reimbursement for its cost of the development activity to the extent that the wells produced revenues beyond the date of the option’s lapse until the total amount of development expenses are reimbursed. As of September 30, 2023, there was an outstanding cost reimbursement balance in the amount of $3,524,467. Additionally, MPC holds a reversionary interest burdening the Company’s proportionate interest in the Hazel Project of 20% pursuant to the terms of the Option Agreement.

Indebtedness

On December 22, 2022, the Company issued an unsecured promissory note in the principal amount of up to $20 million in favor of Mr. McCabe (the “2022 Note”). The 2022 Note bears interest at 5% per annum, computed on the basis of a 365-day year, maturing March 31, 2024. As of September 30, 2023, the Company had $20 million in principal amount outstanding under the 2022 Note.

On August 7, 2023, Mr. McCabe and Meta Materials, Inc. (“Meta”) entered into a Loan Sale Agreement whereby Mr. McCabe purchased from Meta (i) a $15 million note which bears interest at 8% per annum and matures March 31, 2024 (the “2021 Note”), and (ii) all outstanding loans made to the Company by Meta pursuant to a Loan Agreement, dated September 2, 2022 (the “Loan Agreement”), between the Company and Meta (the “Loan Purchase”). As a result of the Loan Purchase, Mr. McCabe replaced Meta as the lender and secured party under the 2021 Note and the Loan Agreement. Additionally, as part of the Loan Purchase, Meta assigned to Mr. McCabe its lien on 25% of the Orogrande Prospect. The Company’s obligations and responsibilities under the 2021 Note and the Loan Agreement remain unchanged.

Participation Agreement

Effective as of October 6, 2023, the Company and certain investor participants (each a “Participant” and collectively the “Participants”) entered into twenty-five separate Participation Agreements (the “Participation Agreements”) to conduct drilling of wells in the Company’s approximately 17,000 acre Johnson Prospect in Hudspeth County, Texas, which is a portion of the Company’s Orogrande Project. Pursuant to the Participation Agreements, MPC, controlled by Mr. McCabe, along with the other Participants collectively funded $7,000,000, which will be used to (i) acquire the rights to drill on the Johnson Prospect and (ii) finance the drilling of five (5) vertical wells in the Johnson Prospect in connection with the Company’s 2023 drilling program requirements under its University Lands Drilling and Development Unit Agreement. Mr. McCabe and the other Participants will have the right to participate in the drilling of additional wells on the Johnson Prospect in the future, including an additional five (5) vertical wells in locations determined by Hudspeth Operating, LLC, a Texas limited liability company and wholly owned subsidiary of Hudspeth, in its sole discretion, in 2024. The Participation Agreements provide for an initial allocation of the working interests and net revenue interests among each Participant and the Company and then a re-allocation upon payout or payment to such Participant of drilling and completion costs for each well drilled. Following payout, the Company will own 25% of working interest as described below and 18.75% net revenue interest in each well.

Edward Pocock III

Edward Pocock III, age 56, is a veteran and public servant with expertise in governmental relations. Mr. Pocock became a police officer in 1989, finishing his career as a Captain of Police in Southington, Connecticut, commanding both Patrol and Detective Divisions. During Mr. Pocock’s tenure in law enforcement, he gained extensive investigative experience in a multitude of disciplines, including the investigation of embezzlement, fraud, theft, and the misapplication of funds. Administratively, Mr. Pocock upheld high ethical standards as the police evidence room manager, developing auditing procedures to meet or exceed state compliance standards. Additionally, Mr., Pocock provided counsel on multiple database development projects for the state and National Incident Reporting System (NIBRS) and has acted as an independent consultant for the last five years. Recognized by his community for strong leadership and integrity, Mr. Pocock’s ability to match ‘street’ application with ethical and honest public policy is evident in his actions, where he was responsible for finances, policies, and lobbying efforts at both state and federal levels. Mr. Pocock received a B.S. degree from the Florida Institute of Technology, an M.S. from the University of Louisville, and holds a Six Sigma Black Belt from Villanova University.

Roger Wurtele

Since the formation of the Company in August 2022, Mr. Wurtele, age 76, has served as an independent financial consultant to the Company. Prior to the spin-off of the Company from its previous parent, Meta, in December 2022, Mr. Wurtele served as the Chief Financial Officer of Torchlight Energy Resources, the Company’s predecessor, from September 2013 until its merger with Meta in June 2021. He is a versatile, experienced finance executive that has previously served as Chief Financial Officer for several public and private companies. He has a broad range of experience in public accounting, corporate finance and executive management. Mr. Wurtele previously served as CFO of Xtreme Oil & Gas, Inc. from February 2010 to September 2013. From May 2013 to September 2013 he worked as a financial consultant for the Company’s predecessor. From November 2007 to January 2010, Mr. Wurtele served as CFO of Lang and Company LLC, a developer of commercial real estate projects. He graduated from the University of Nebraska and has been a certified public accountant for over 40 years.

Item 7.01	Regulation FD

On January 19, 2024, the Company issued a press release announcing the resignations of Messrs. DuBose and Hawkins, and the appointments of Messrs. McCabe, Pocock and Wurtele as described in Item 5.02.

The Company also announced preliminary results of its Johnson prospect drilling program. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated January 18, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.

Date: January 19, 2024	By:	/s/ Gregory McCabe
		Name:	Gregory McCabe
		Title:	Chairman and Chief Executive Officer